     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998
                                               REGISTRATION NO. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 GADZOOKS, INC.
             (Exact name of Registrant as specified in its charter)

              TEXAS                                           74-2261048
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

   4121 INTERNATIONAL PARKWAY
        CARROLLTON, TEXAS                                        75007
      (Address of Principal                                   (Zip Code)
       Executive Offices)

                                 GADZOOKS, INC.
                             EMPLOYEES' SAVINGS PLAN
                            (Full title of the plan)

                              GERALD R. SZCZEPANSKI
                           4121 INTERNATIONAL PARKWAY
                             CARROLLTON, TEXAS 75007
                     (Name and address of agent for service)

                                 (972) 307-5555
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED               REGISTERED(1)      PER SHARE(2)            PRICE(2)             FEE
------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value
("Common Stock")....................          200,000          $7.4375             $1,487,500           $438.82
------------------------------------------------------------------------------------------------------------------


(1) The number of shares of Common Stock set forth is the maximum aggregate number of shares that it is anticipated will be purchased under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and calculated on the basis of the average of the high and low sales prices of the Common Stock on November 24, 1998, as reported by the Nasdaq National Market.

                             ----------------------


===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this Registration Statement will be sent or given to employees of Gadzooks, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The Gadzooks, Inc. Employees' Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997, as filed with the Commission on December 1, 1998.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1998, as filed with the Commission on September 15, 1998.

                  (3) The Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998, as filed with the Commission on June 9, 1998.

                  (4) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, as filed with the Commission on April 27, 1998.

                  (5) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (No. 333-00196) filed with the Commission on January 9, 1996, as amended by Amendment No. 1 thereto filed with the Commission on January 30, 1996, the Company's registration statement filed pursuant to Rule 462(b) and the Final Prospectus.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, a Texas corporation, is empowered by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in an action, suit or proceeding because the person is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the action, suit or proceeding. The Company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with an action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 of the TBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Second Restated Articles of Incorporation and Amended and Restated Bylaws, as amended, of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the TBCA. In addition, the Company has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its Second Restated Articles of Incorporation that, to the fullest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

         Furthermore, the Company has entered into individual indemnification agreements with each director of the Company which contractually obligate the Company to provide to the directors (i) indemnification; (ii) insurance or self-insurance in lieu thereof; and (iii) additional indemnification.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

         See Index to Exhibits, attached hereto on page I-1. In lieu of an opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on December 1, 1998.

                              GADZOOKS, INC.


                              By: /s/ GERALD R. SZCZEPANSKI
                                 ----------------------------------------------
                                 Gerald R. Szczepanski
                                 Chairman of the Board, Chief Executive Officer and President

         The undersigned directors and officers of Gadzooks, Inc. hereby constitute and appoint Gerald R. Szczepanski and Monty R. Standifer and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 1, 1998.


Signature                         Title
---------                         -----

/s/ GERALD R. SZCZEPANSKI
-----------------------------     Chairman of the Board, Chief Executive Officer
Gerald R. Szczepanski             and President (Principal Executive Officer)

/s/ MONTY R. STANDIFER
-----------------------------     Senior Vice President, Chief Financial
Monty R. Standifer                Officer, Treasurer and Secretary (Principal
                                  Financial and Accounting Officer)
/s/ LAWRENCE H. TITUS, JR.
-----------------------------     Director
Lawrence H. Titus, Jr.

/s/ G. MICHAEL MACHENS
-----------------------------     Director
G. Michael Machens

/s/ ROBERT E.M. NOURSE
-----------------------------     Director
Robert E.M. Nourse

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on December 1, 1998.



                                  GADZOOKS, INC. EMPLOYEES' SAVINGS PLAN


                                  By: /s/ GERALD R. SZCZEPANSKI
                                     ------------------------------------------
                                     Gerald R. Szczepanski
                                     Member of Administrative Committee

                                  By: /s/ MONTY R. STANDIFER
                                     ------------------------------------------
                                     Monty R. Standifer
                                     Member of Administrative Committee

                                  By:
                                     ------------------------------------------
                                     Steve Peterbaugh
                                     Member of Administrative Committee

                                INDEX TO EXHIBITS



Exhibit
Number          Description of Exhibits
------          -----------------------

4.1      --     Second Restated Articles of Incorporation of the Company
                (filed as Exhibit 4.1 to the Company's Form S-8 (No. 33-98038) filed with the Commission on October 12, 1995 and incorporated herein by reference).

4.2      --     Amended and Restated Bylaws of the Company (filed as Exhibit
                4.2 to the Company's Form S-8 (No. 33-98038) filed with the
                Commission on October 12, 1995 and incorporated herein by reference).

4.3      --     First Amendment to the Amended and Restated Bylaws of the
                Company (filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997 filed with the Commission on September 16, 1997 and incorporated herein by reference).

4.4      --     Specimen Certificate for shares of Common Stock, $.01 par
                value, of the Company (filed as Exhibit 4.1 to the Company's
                Amendment No. 2 to Form S-1 (No. 33-95090) filed with the
                Commission on September 8, 1995 and incorporated herein by reference).

4.5*     --     Form of Gadzooks, Inc. Employees' Savings Plan, as amended and restated.

23.1*    --     Consent of PricewaterhouseCoopers LLP.

23.2*    --     Consent of Travis, Wolff & Company L.L.P.

24*      --     Power of Attorney (included on signature page of this
                Registration Statement).

*  Filed herewith



                                       I-1